Exhibit 99.1
Wyndham Worldwide Reports First Quarter 2010 Earnings
Results Exceed Expectations
Increases Full-Year Guidance
PARSIPPANY, N.J. (April 28, 2010) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2010.
FIRST QUARTER HIGHLIGHTS:
•	Adjusted first quarter 2010 diluted earnings per share (EPS) was $0.34, compared with Company-issued guidance of $0.27 — $0.32.

•	Reported first quarter 2010 diluted EPS was $0.27, compared with $0.25 in the first quarter of 2009.

•	Free cash flow, which the Company defines as net cash from operations less capital expenditures, equity investments and development advances, increased 7% to $166 million in the first quarter of 2010, compared with $155 million during the same period in 2009.

•	For the quarter, the Company repurchased approximately 757,000 shares of its common stock at an average price of $24.20. The repurchase program was reactivated on February 19, 2010.

•	As previously announced, the Company tripled its quarterly dividend, paying its first dividend at the $0.12 per share level on March 15, 2010.
“Each of our three business units met or exceeded expectations in the first quarter, delivering terrific results while continuing to generate strong free cash flow. We are seeing great momentum at Wyndham Hotels and Resorts, with our flagship brand gaining significant market presence this year. Wyndham Exchange & Rentals continues to deliver stable, fee-for-service results from two fantastic business models, and Wyndham Vacation Ownership is performing better than ever, reflecting transformational changes implemented over the past 18 months,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “We are sharply focused to execute on our growth opportunities, not only as the economy recovers, but well into the future.”

FIRST QUARTER 2010 OPERATING RESULTS
First quarter revenues of $886 million declined 2% from the prior-year period, due to the fact that first quarter 2009 revenues included a $67 million benefit from the recognition of revenues previously deferred under the percentage-of-completion (POC) accounting method associated with the Company’s Vacation Ownership business. Excluding the effects of the POC method of accounting and favorable foreign currency of $12 million, adjusted revenue grew by 5%. The Company has decided to alter its business approach so that POC deferred revenue is eliminated going forward.
Reported net income for the first quarter of 2010 grew 11% to $50 million, or $0.27 per diluted share, compared with net income of $45 million, or $0.25 per diluted share, for the first quarter of 2009.
Adjusted net income for the first quarter of 2010 was $64 million, or $0.34 per diluted share, compared with $74 million, or $0.41 per diluted share, in the first quarter of 2009. The 2010 results reflect the absence of deferred revenues from the POC method of accounting included in 2009 and higher interest expense.
Excluded from the first quarter of 2010 adjusted net income are after-tax costs of $10 million associated with the early extinguishment of debt, $3 million of expenses related to the acquisition of Hoseasons Holdings Ltd. and $1 million of legacy expenses. Excluded from the first quarter of 2009 adjusted net income are after-tax costs of $27 million related to restructuring and $2 million of legacy expenses.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $144 million in the first quarter of 2010, a decline of 6% compared with the first quarter of 2009, primarily reflecting a decline in RevPAR of 6.8% or 8.7% in constant currency.
First quarter 2010 EBITDA was $33 million compared with $38 million of adjusted EBITDA in the first quarter of 2009, which excluded $3 million of restructuring costs. The decrease reflects the decline in RevPAR, which was partially offset by expense reductions.
As of March 31, 2010, the Company’s hotel system consisted of approximately 7,090 properties and 593,300 rooms, of which 22% were international. The development pipeline included approximately 910 hotels and 106,500 rooms, of which 53% were new construction and 45% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)
Revenues were $300 million in the first quarter of 2010, a 5% increase compared with the first quarter of 2009. In constant currency, revenues were flat.
Exchange revenues were $189 million, a 2% increase compared with the first quarter of 2009. In constant currency, exchange revenues were flat compared with the first quarter of 2009, reflecting relatively flat performance in exchange revenue per member and average number of members.
Vacation rental revenues were $105 million, a 9% increase compared with the first quarter of 2009. In constant currency, vacation rental revenues increased 2% compared with the first quarter of 2009, reflecting the acquisition of UK rental brand Hoseasons, which closed in March.
First quarter 2010 Exchange and Rentals adjusted EBITDA was $84 million, which excluded $4 million of costs related to the Hoseasons acquisition, compared with $80 million in the first quarter of 2009, which excluded $4 million of restructuring costs. Excluding a favorable net effect of foreign currency of $2 million, first quarter 2010 adjusted EBITDA increased 3% compared with the first quarter of 2009.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $308 million in the first quarter of 2010, up 10% from the first quarter of 2009, reflecting an increase of 25% in volume per guest, partially offset by a 10% decrease in tour flow consistent with the Company’s planned restructuring of the business.
Total segment revenues were $444 million in the first quarter of 2010 compared with $462 million in the first quarter of 2009, which included the recognition of $67 million of previously deferred POC revenues. This unfavorable impact was partially offset by the increase in gross VOI sales and a reduction in the provision for loan losses of $21 million, primarily related to improved credit metrics of the portfolio.
EBITDA for the first quarter of 2010 was $82 million, compared with adjusted EBITDA of $79 million in the first quarter of 2009, which excluded $35 million of restructuring costs. Excluding an estimated $31 million impact from the POC method of accounting in the first quarter of 2009, first quarter 2010 adjusted EBITDA increased 71%, reflecting the increase in gross VOI sales and the lower provision for loan losses.

Other Items
•	The Company repurchased approximately 757,000 shares of stock during the first quarter of 2010 at an average price of $24.20 and an additional 474,000 shares at an average price of $26.53 through April 27, 2010.

•	Interest expense in the first quarter of 2010 was $50 million, an increase of $31 million from the first quarter of 2009, reflecting a $16 million charge primarily related to the early extinguishment of the Company’s term loan facility in March 2010 and higher interest expense related to long-term debt issuances in May 2009 and February 2010.

•	On March 29, 2010, the Company closed on a new $950 million revolving credit facility, which matures October 1, 2013.
Balance Sheet Information as of March 31, 2010:
•	Cash and cash equivalents of approximately $165 million, compared with $155 million at December 31, 2009

•	Vacation ownership contract receivables, net, of $3.0 billion, compared with $3.1 billion at December 31, 2009

•	Vacation ownership and other inventory of approximately $1.3 billion, unchanged from December 31, 2009

•	Securitized vacation ownership debt of $1.5 billion, unchanged from December 31, 2009

•	Other debt of $2.1 billion, compared with $2.0 billion at December 31, 2009, reflecting an increase in fair value of the conversion feature related to the Company’s convertible notes. The remaining borrowing capacity on the revolving credit facility was $721 million, compared with $869 million as of December 31, 2009.
A schedule of debt is included in the financial tables section of this press release.
Outlook
The Company increased full-year 2010 guidance:
•	Revenues increased to $3.6 – $3.9 billion from $3.5 – $3.9 billion

•	Adjusted EBITDA increased to $805 – $840 million from $775 – $825 million

•	Adjusted diluted EPS increased to $1.56 – $1.71 from $1.48 – $1.69
For the second quarter of 2010, the Company expects adjusted diluted EPS of $0.38 – $0.42 based on weighted average shares of 189 million.
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items, restructuring costs, debt extinguishment and acquisition costs, if any, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially.

Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, April 28, 2010 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on April 28, 2010. The conference call may also be accessed by dialing (800) -369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on April 28, 2010, at (888) -566-0509.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 7,090 franchised hotels and approximately 593,300 hotel rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.8 million members, access to over 65,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 155 vacation ownership resorts serving over 820,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 19, 2010. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #
Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Operations. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three months ended March 31, 2010 and 2009:

	Three Months Ended March 31,
	2010			2009
	Net Revenues	EBITDA		Net Revenues	EBITDA(d)
Lodging	$144	$33		$154	$35
Vacation Exchange and Rentals	300	80	(c)	287	76
Vacation Ownership	444	82		462	44 (e)

Total Reportable Segments	888	195		903	155
Corporate and Other (a) (b)	(2)	(20)		(2)	(21)

Total Company	$886	$175		$901	$134

Reconciliation of EBITDA to Net Income

EBITDA		$175			$134
Depreciation and amortization		44			43
Interest expense		50	(f)		19
Interest income		(1)			(2)

Income before income taxes		82			74
Provision for income taxes		32			29

Net income		$50			$45

(a)	Includes the elimination of transactions between segments.

(b)	Includes $2 million ($1 million, net of tax) and $4 million ($2 million, net of tax) of a net expense during the three months ended March 31, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $4 million ($3 million, net of tax) related to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(d)	Includes restructuring costs of $3 million, $4 million, $35 million and $1 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively. The after-tax impact of such costs is $27 million.

(e)	Includes a non-cash impairment charge of $5 million ($4 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(f)	Includes $1 million and $15 million for Vacation Ownership and Corporate and Other, respectively, of costs incurred for the early extinguishment of the Company’s revolving foreign credit facility and term loan facility during March 2010. The after-tax impact of such costs is $10 million.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
	2010		2009
Net revenues
Service fees and membership	$424		$400
Vacation ownership interest sales	217		239
Franchise fees	92		99
Consumer financing	105		109
Other	48		54

Net revenues	886		901

Expenses
Operating	381	(a)	368
Cost of vacation ownership interests	36		49
Consumer financing interest	24		32
Marketing and reservation	123		137
General and administrative (b)	148		135
Asset impairment	—		5	(c)
Restructuring costs	—		43	(d)
Depreciation and amortization	44		43

Total expenses	756		812

Operating income	130		89
Other income, net	(1)		(2)
Interest expense	50	(e)	19
Interest income	(1)		(2)

Income before income taxes	82		74
Provision for income taxes	32		29

Net income	$50		$45

Earnings per share
Basic	$0.28		$0.25
Diluted	0.27		0.25

Weighted average shares outstanding
Basic	179		178
Diluted	186		178

(a)	Includes $4 million ($3 million, net of tax) related to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(b)	Includes $2 million ($1 million, net of tax) and $4 million ($2 million, net of tax) of a net expense during the three months ended March 31, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Represents a non-cash impairment charge of $5 million ($4 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(d)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during 2008. The after-tax impact of such costs was $27 million.

(e)	Includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010. The after-tax impact of such costs was $10 million.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2010	593,300	N/A	N/A	N/A	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A

RevPAR	2010	$25.81	N/A	N/A	N/A	N/A
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48

Vacation Exchange and Rentals (b)
Average Number of Members (in 000s)	2010	3,746	N/A	N/A	N/A	N/A
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526

Exchange Revenue Per Member	2010	$201.93	N/A	N/A	N/A	N/A
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48
	2007	$236.71	$203.84	$203.44	$195.86	$209.80

Vacation Rental Transactions (in 000s) (c)	2010	291	N/A	N/A	N/A	N/A
	2009	273	231	264	196	964
	2008	269	220	255	191	936
	2007	272	223	254	192	942

Average Net Price Per Vacation Rental (c)	2010	$361.17	N/A	N/A	N/A	N/A
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95
	2007	$365.20	$465.60	$598.26	$504.47	$480.32

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2010	$308,000	N/A	N/A	N/A	N/A
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000

Tours	2010	123,000	N/A	N/A	N/A	N/A
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000

Volume Per Guest (VPG)	2010	$2,334	N/A	N/A	N/A	N/A
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606

Note: Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisition of Microtel Inns & Suites and Hawthorn Suites (July 2008) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Vacation Exchange and Rentals statistics have been revised to capture member-related rentals and other servicing fees as components of the exchange statistics. Previously, such amounts were included within the Company’s vacation rental statistics and other ancillary revenues.

(c)	Includes the impact of the acquisition of Hoseasons Holdings Ltd. (March 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2010	7,090	N/A	N/A	N/A	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A

Vacation Ownership
Deferred Revenues (in 000s) (b)	2010	$—	N/A	N/A	N/A	N/A
	2009	$66,516	$37,140	$36,102	$46,784	$186,543
	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)

Provision for Loan Losses (in 000s) (c)	2010	$86,332	N/A	N/A	N/A	N/A
	2009	$107,202	$121,641	$117,111	$103,115	$449,069
	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the impact of the acquisition of Microtel Inns & Suites and Hawthorn Suites (July 2008) from the acquisition date forward. Therefore, the data is not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with the Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Exchange Revenue Per Member: Represents total revenue generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded each time a standard one-week rental is booked.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties and other related rental servicing fees to customers divided by the number of vacation rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents total sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
REVENUE DETAIL BY REPORTABLE SEGMENT
(In millions)

			2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$52	N/A	N/A	N/A	N/A	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	N/A	N/A	N/A	N/A	54	66	73	53	246
Property Management Reimbursable Revenues (b)	21	N/A	N/A	N/A	N/A	22	23	21	19	85
Ancillary Revenues (c)	21	N/A	N/A	N/A	N/A	21	17	17	20	75

Total Lodging	144	N/A	N/A	N/A	N/A	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	N/A	N/A	N/A	N/A	185	165	164	154	668
Rental Revenues	105	N/A	N/A	N/A	N/A	96	109	157	98	460
Ancillary Revenues (d)	6	N/A	N/A	N/A	N/A	6	6	6	6	24

Total Vacation Exchange and Rentals	300	N/A	N/A	N/A	N/A	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	N/A	N/A	N/A	N/A	239	242	285	287	1,053
Consumer Financing	105	N/A	N/A	N/A	N/A	109	109	108	109	435
Property Management Fees	100	N/A	N/A	N/A	N/A	91	94	96	95	376
Ancillary Revenues (e)	22	N/A	N/A	N/A	N/A	23	22	19	17	81

Total Vacation Ownership	444	N/A	N/A	N/A	N/A	462	467	508	508	1,945

Total Reportable Segments	$888	N/A	N/A	N/A	N/A	$903	$921	$1,018	$915	$3,757

			2008					2007
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$64	$78	$88	$66	$297	$63	$78	$89	$67	$296
Marketing, Reservation and Wyndham Rewards Revenues (a)	60	75	84	61	280	60	73	84	64	281
Property Management Reimbursable Revenues (b)	27	26	25	21	100	16	22	26	28	92
Ancillary Revenues (c)	19	21	16	22	76	13	13	12	17	56

Total Lodging	170	200	213	170	753	152	186	211	176	725

Vacation Exchange and Rentals
Exchange Revenues	213	185	178	152	728	206	179	180	175	740
Rental Revenues	119	119	169	88	495	99	104	152	97	452
Ancillary Revenues (d)	9	10	7	10	36	9	5	4	8	26

Total Vacation Exchange and Rentals	341	314	354	250	1,259	314	288	336	280	1,218

Vacation Ownership
Vacation Ownership Interest Sales	294	414	446	309	1,463	373	443	467	383	1,666
Consumer Financing	99	104	111	112	426	81	88	93	96	358
Property Management Fees	85	84	89	89	346	74	78	79	78	310
Ancillary Revenues (e)	26	19	15	(18)	43	21	20	32	19	91

Total Vacation Ownership	504	621	661	492	2,278	549	629	671	576	2,425

Total Reportable Segments	$1,015	$1,135	$1,228	$912	$4,290	$1,015	$1,103	$1,218	$1,032	$4,368

Note: Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Securitized vacation ownership debt
Term notes	$1,258	$1,112	$1,305	$1,290	$1,165
Bank conduit facilities (a)	240	395	299	340	569

Securitized vacation ownership debt (b)	1,498	1,507	1,604	1,630	1,734
Less: Current portion of securitized vacation ownership debt	220	209	291	288	305

Long-term securitized vacation ownership debt	$1,278	$1,298	$1,313	$1,342	$1,429

Debt:
6.00% senior unsecured notes (due December 2016) (c)	$798	$797	$797	$797	$797
Term loan (d)	—	300	300	300	300
Revolving credit facility (due October 2013) (e)	199	—	21	30	517
9.875% senior unsecured notes (due May 2014) (f)	239	238	237	237	—
3.50% convertible notes (due May 2012) (g)	448	367	309	253	—
7.375% senior unsecured notes (due March 2020) (h)	247	—	—	—	—
Vacation ownership bank borrowings (i)	—	153	163	154	156
Vacation rentals capital leases	123	133	139	135	130
Other	28	27	23	22	13

Total debt	2,082	2,015	1,989	1,928	1,913
Less: Current portion of debt	23	175	176	169	166

Long-term debt	$2,059	$1,840	$1,813	$1,759	$1,747

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through October 2010 and borrowing capacity of $600 million and (ii) the outstanding balance of the Company’s prior bank conduit facility through October 8, 2009, the date on which such balance was repaid. As of March 31, 2010, our 364-day facility has remaining borrowing capacity of $360 million.

(b)	This debt is collateralized by $2,712 million, $2,755 million, $2,947 million, $2,916 million and $3,005 million of underlying vacation ownership contract receivables and related assets as of March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.

(c)	The balance as of March 31, 2010 represents $800 million aggregate principal less $2 million of unamortized discount.

(d)	The Company’s term loan facility was fully repaid during March 2010.

(e)	During March 2010, the Company replaced its five-year $900 million revolving credit facility with a $950 million revolving credit facility that expires on October 1, 2013. As of March 31, 2010, the Company has $30 million of outstanding letters of credit and a remaining borrowing capacity of $721 million.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of March 31, 2010 represents $250 million aggregate principal less $11 million of unamortized discount.

(g)	Represents cash convertible notes issued by the Company during May 2009, which includes debt principal less unamortized discount, as well as a liability related to a bifurcated conversion feature. The following table details the components of the convertible notes:

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Debt principal	$230	$230	$230	$230
Unamortized discount	(35)	(39)	(43)	(46)

Debt less discount	195	191	187	184
Fair value of bifurcated conversion feature (*)	253	176	122	69

Cash convertible notes	$448	$367	$309	$253

(*)	The Company also has an asset with a fair value approximate to the bifurcated conversion feature, which represents cash-settled call options that the Company purchased concurrently with the issuance of the convertible notes.

(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of March 31, 2010 represents $250 million aggregate principal less $3 million of unamortized discount.

(i)	Pepresents a 364-day, AUD 213 million, secured, revolving foreign credit facility, which was paid down and terminated during March 2010.

Table 6
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

		As of and For the Three Months Ended March 31, 2010
					Average Revenue
			Average	Average Daily Rate	Per Available
Brand	Number of Properties	Number of Rooms	Occupancy Rate	(ADR)	Room (RevPAR)

Wyndham Hotels and Resorts	94	25,140	51.2%	$112.88	$57.74
Wingate by Wyndham	164	15,020	51.8%	$77.42	$40.09
Hawthorn Suites by Wyndham	87	8,106	49.2%	$76.99	$37.89
Ramada	899	117,555	43.2%	$72.76	$31.42
Baymont	242	20,529	41.3%	$57.68	$23.83
Days Inn	1,860	149,770	38.7%	$57.80	$22.36
Super 8	2,134	132,910	41.1%	$52.93	$21.76
Howard Johnson	489	46,588	38.8%	$57.69	$22.37
Travelodge	452	33,604	38.1%	$61.40	$23.39
Microtel Inns & Suites	317	22,550	43.5%	$54.99	$23.94
Knights Inn	347	21,155	33.1%	$38.94	$12.89
Affiliated Hotels (*)	2	404	N/A	N/A	N/A

Total	7,087	593,331	41.1%	$62.78	$25.81

		As of and For the Three Months Ended March 31, 2009
					Average Revenue
			Average	Average Daily Rate	Per Available
Brand	Number of Properties	Number of Rooms	Occupancy Rate	(ADR)	Room (RevPAR)

Wyndham Hotels and Resorts	82	21,650	51.6%	$124.60	$64.27
Wingate by Wyndham	166	15,195	50.7%	$85.17	$43.15
Hawthorn Suites by Wyndham	90	8,448	50.6%	$89.93	$45.53
Ramada	885	114,448	44.0%	$74.44	$32.78
Baymont	225	18,914	43.8%	$61.63	$26.97
Days Inn	1,851	150,319	41.4%	$59.30	$24.57
Super 8	2,105	130,725	43.6%	$54.67	$23.84
Howard Johnson	475	46,273	39.9%	$60.02	$23.97
Travelodge	471	35,477	39.6%	$57.07	$22.58
Microtel Inns & Suites	313	22,476	45.5%	$55.96	$25.48
Knights Inn	309	19,920	36.1%	$41.08	$14.82
Affiliated Hotels (*)	21	4,613	N/A	N/A	N/A

Total	6,993	588,458	42.9%	$64.48	$27.69

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(*)	Represents properties managed under a joint venture and, as of December 31, 2009, also includes properties for which we receive a fee for reservation services provided. As these properties are not branded, operating (*) statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. Amounts as of December 31, 2009 also include Amerihost branded properties.

Table 7
(1 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATION
(In millions)

		Reported	Acquisition	Legacy	Adjusted
Three months ended March 31, 2010	Net Revenues	EBITDA	Costs(b)	Adjustments(c)	EBITDA

Lodging	$144	$33	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	84
Vacation Ownership	444	82	—	—	82

Total Reportable Segments	888	195	4	—	199
Corporate and Other (a)	(2)	(20)	—	2	(18)

Total Company	$886	$175	$4	$2	$181

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

Table 7
(2 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Restructuring	Legacy	Adjusted
Three months ended March 31, 2009	Net Revenues	EBITDA	Related Costs(b)	Adjustments(c)	EBITDA
Lodging	$154	$35	$3	$—	$38
Vacation Exchange and Rentals	287	76	4	—	80
Vacation Ownership	462	44	35	—	79

Total Reportable Segments	903	155	42	—	197
Corporate and Other (a)	(2)	(21)	1	4	(16)

Total Company	$901	$134	$43	$4	$181

Three months ended June 30, 2009
Lodging	$174	$50	$—	$—	$50
Vacation Exchange and Rentals	280	56	2	—	58
Vacation Ownership	467	107	1	—	108

Total Reportable Segments	921	213	3	—	216
Corporate and Other (a)	(1)	(17)	—	—	(17)

Total Company	$920	$196	$3	$—	$199

Three months ended September 30, 2009
Lodging	$183	$58	$—	$—	$58
Vacation Exchange and Rentals	327	107	—	—	107
Vacation Ownership	508	104	—	—	104

Total Reportable Segments	1,018	269	—	—	269
Corporate and Other (a)	(2)	(15)	—	2	(13)

Total Company	$1,016	$254	$—	$2	$256

Three months ended December 31, 2009
Lodging	$149	$32	$—	$—	$32
Vacation Exchange and Rentals	258	48	—	—	48
Vacation Ownership	508	132	—	—	132

Total Reportable Segments	915	212	—	—	212
Corporate and Other (a)	(2)	(18)	—	—	(18)

Total Company	$913	$194	$—	$—	$194

Twelve months ended December 31, 2009
Lodging	$660	$175	$3	$—	$178
Vacation Exchange and Rentals	1,152	287	6	—	293
Vacation Ownership	1,945	387	36	—	423

Total Reportable Segments	3,757	849	45	—	894
Corporate and Other (a)	(7)	(71)	1	6	(64)

Total Company	$3,750	$778	$46	$6	$830

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

Table 8
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2010
		Early
		Extinguishment of
	As Reported	Debt		Acquisition Costs		Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$424							$424
Vacation ownership interest sales	217							217
Franchise fees	92							92
Consumer financing	105							105
Other	48							48

Net revenues	886	—		—		—		886

Expenses
Operating	381			(4)	(b)			377
Cost of vacation ownership interests	36							36
Consumer financing interest	24							24
Marketing and reservation	123							123
General and administrative	148					(2)	(c)	146
Asset impairments	—							—
Restructuring costs	—							—
Depreciation and amortization	44							44

Total expenses	756	—		(4)		(2)		750

Operating income	130	—		4		2		136
Other income, net	(1)							(1)
Interest expense	50	(16)	(a)					34
Interest income	(1)							(1)

Income before income taxes	82	16		4		2		104
Provision for income taxes	32	6	(d)	1	(d)	1	(d)	40

Net income	$50	$10		$3		$1		$64

Earnings per share
Basic	$0.28	$0.05		$0.02		$0.01		$0.36
Diluted	0.27	0.05		0.02		0.01		0.34

Weighted average shares outstanding
Basic	179	179		179		179		179
Diluted	186	186		186		186		186

Note:	EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Relates to the tax effect of the adjustments.

Table 8
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2009
	As Reported	Legacy Adjustments		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$400					$400
Vacation ownership interest sales	239					239
Franchise fees	99					99
Consumer financing	109					109
Other	54					54

Net revenues	901	—		—		901

Expenses
Operating	368					368
Cost of vacation ownership interests	49					49
Consumer financing interest	32					32
Marketing and reservation	137					137
General and administrative	135	(4)	(a)			131
Asset impairments	5					5
Restructuring costs	43			(43)	(b)	—
Depreciation and amortization	43					43

Total expenses	812	(4)		(43)		765

Operating income	89	4		43		136
Other income, net	(2)					(2)
Interest expense	19					19
Interest income	(2)					(2)

Income before income taxes	74	4		43		121
Provision for income taxes	29	2	(c)	16	(c)	47

Net income	$45	$2		$27		$74

Earnings per share	$0.25	$0.01		$0.15		$0.41

Weighted average shares outstanding	178	178		178		178

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustment.

Table 9
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION
(In millions)
FREE CASH FLOW
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, equity investments and development advances, excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and hotel development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.
The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Q1 2010	Q1 2009
Net cash provided by operating activities	$205	$210
Less: Property and equipment additions	(36)	(53)
Less: Equity investments and development advances	(3)	(2)

Free cash flow	$166	$155

GROSS VOI SALES
The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year	Q1	Q2	Q3	Q4	Full Year
2010
Gross VOI sales	$308	N/A	N/A	N/A	N/A
Less: Sales under the Wyndham Asset Affiliation Model (“WAAM”) (*)	(5)	N/A	N/A	N/A	N/A

Gross VOI sales, net of WAAM sales	303	N/A	N/A	N/A	N/A
Less: Loan loss provision	(86)	N/A	N/A	N/A	N/A

Vacation ownership interest sales	$217	N/A	N/A	N/A	N/A

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

2008
Gross VOI sales	$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting	(82)	(5)	(2)	14	(75)
Less: Loan loss provision	(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales	$294	$414	$446	$309	$1,463

2007
Gross VOI sales	$430	$523	$552	$488	$1,993
Plus/(less): Net effect of percentage-of-completion accounting	4	(5)	1	(21)	(22)
Less: Loan loss provision	(61)	(75)	(86)	(84)	(305)

Vacation ownership interest sales	$373	$443	$467	$383	$1,666

Note:	Amounts may not foot due to rounding.

(*)	Represents the Company’s fee-for-service vacation ownership sales model designed to capitalize upon the large quantities of newly developed, nearly completed or recently finished condominium or hotel inventory within the current real estate market without assuming the investment that accompanies new construction. The Company offers turn-key solutions for developers or banks in possession of newly developed inventory, which it will sell for a commission fee through its extensive sales and marketing channels. The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statement of Income.
The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2010	$15	N/A	N/A	N/A	N/A
2009	$24	$23	$29	$28	$104
2008	$33	$35	$49	$40	$156
2007	$44	$37	$39	$36	$157

Note:	Amounts may not foot across due to rounding.